Exhibit 99.1

      Reliance Steel & Aluminum Co. Reports 2004 Fiscal Year and
   Fourth Quarter Results; Best-Ever Fiscal Year Financial Results


    LOS ANGELES--(BUSINESS WIRE)--Feb. 17, 2005--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the fiscal year and fourth quarter ended December 31, 2004. For the 2004 fiscal year, net income was $169.7 million, or $5.19 earnings per diluted share, marking the Company's best-ever financial results. This compares with net income of $34.0 million, or $1.07 earnings per diluted share for the 2003 fiscal year. Sales for 2004 totaled a record $2.94 billion, an increase of 56%, compared with 2003 sales of $1.88 billion. The 2004 fiscal year financial results include in cost of sales a pre-tax LIFO expense amount of $110.8 million, or $2.13 per diluted share.
    For the 2004 fourth quarter, net income was $43.0 million, compared with net income of $9.7 million for the same period in 2003. Earnings per diluted share were $1.31 for the three-months ended December 31, 2004, compared with earnings of $.30 per diluted share for the same period last year. Sales for the 2004 fourth quarter were $742.8 million, up 53%, compared with 2003 fourth quarter sales of $485.2 million. The 2004 fourth quarter financial results include in cost of sales a pre-tax LIFO expense amount of $18.3 million, or $.39 per diluted share.
    David H. Hannah, Chief Executive Officer of Reliance said, "We are very pleased with our 2004 record-breaking financial results. 2004 was quite a year, unlike any other we have seen. Unprecedented high prices for some of our metal products coupled with improved demand from our customers contributed to our exceptional results. The fourth quarter's operating results were stronger then we anticipated, primarily because of higher revenues and better gross profit margins. Additionally, the Company's fiscal 2004 effective income tax rate decreased slightly compared to 2003 and that also benefited the fourth quarter results.
    "We are optimistic that pricing and demand for our products will remain at favorable levels in 2005. While we do not expect the benefit of rapidly accelerating metal prices as we experienced in 2004, we do believe that 2005 will be another outstanding year when compared with all years other than 2004, with full year 2005 earnings per diluted share above the analysts' current consensus estimate. Further, we estimate earnings per diluted share for the 2005 first quarter in a range of $1.05 to $1.15," Hannah concluded.
    In July of 2004, the Company's regular quarterly cash dividend rate was increased by 17%. On October 20, 2004, the Company's Board of Directors declared the regular quarterly cash dividend of $.07 per share of common stock. The 2004 fourth quarter cash dividend was paid on January 7, 2005 to shareholders of record December 10, 2004. 2005 marks the 45th consecutive year that Reliance has paid quarterly dividends to its shareholders.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the 2004 fiscal year and fourth quarter financial results for the period ended December 31, 2004. All interested parties are invited to listen to the web cast on February 17, 2005 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through March 17, 2005 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 100 locations in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2005 Forbes Platinum 400 List of America's Best Big Companies and was also named as one of "America's Most Admired Companies" listed in the diversified wholesaler's category in the March 8, 2004 issue of Fortune.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.



                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)


                               Three Months         Twelve Months
                             Ended December 31,    Ended December 31,
                             -----------------     -----------------
                              2004       2003       2004       2003
                              ----       ----       ----       ----
Income Statement Data:
Net sales                   $742,819   $485,194 $2,943,034 $1,882,933
Gross profit                 201,367    132,886    832,186    510,623
Operating profit (1)          67,070     22,291    306,880     80,130
EBITDA (2)                    79,264     33,140    343,285    118,471
EBIT (2)                      67,783     22,429    298,658     81,601
Pre-tax income                60,909     14,763    269,968     54,856
Net income                    42,952      9,686    169,728     34,010
EPS - diluted                  $1.31       $.30      $5.19      $1.07
Weighted average shares
 outstanding -- diluted   32,878,774 32,215,680 32,675,379 31,866,334
Gross margin                    27.1%      27.4%      28.3%      27.1%
Operating margin (1)             9.0%       4.6%      10.4%       4.3%
EBITDA margin (2)               10.7%       6.8%      11.7%       6.3%
EBIT margin (2)                  9.1%       4.6%      10.1%       4.3%
Pre-tax margin                   8.2%       3.0%       9.2%       2.9%
Net margin                       5.8%       2.0%       5.8%       1.8%
Cash dividends per share        $.07       $.06       $.26       $.24

                                           December 31,
                                         2004      2003
                                         ----      ----
Balance Sheet Data:
Current assets                         $727,427  $544,586
Working capital                         432,760   341,762
Net fixed assets                        458,813   466,871
Total assets                          1,557,529 1,369,424
Current liabilities                     294,667   202,824
Long-term debt                          380,850   469,250
Shareholders' equity                    822,552   647,619
Capital expenditures                     35,982    20,909
Net debt-to-total capital (3)              33.6%     43.1%
Return on equity (4)                       26.2%      5.6%
Current ratio                               2.5       2.7
Book value per share                     $25.18    $20.10
Cash flow from operations per share (4)   $3.73     $3.38

(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

(2) See Consolidated Statements of Income for reconciliation of
    EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(3) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(4) Calculations are based on the latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)


                                ASSETS
                                                      December 31,
                                                    2004       2003
                                                 ---------- ----------
Current assets:
 Cash and cash equivalents                         $11,659     $2,166
 Accounts receivable, less allowance for
   doubtful accounts of $8,699 and $4,716 at
   December 31, 2004 and 2003, respectively        329,991    221,793
 Inventories                                       349,779    288,080
 Prepaid expenses and other current assets          17,216     14,593
 Deferred income taxes                              18,782     17,954
                                                 ---------- ----------
Total current assets                               727,427    544,586
Property, plant and equipment, at cost:
 Land                                               57,982     57,077
 Buildings                                         261,228    256,708
 Machinery and equipment                           370,229    349,933
 Accumulated depreciation                         (230,626)  (196,847)
                                                 ---------- ----------
                                                   458,813    466,871

Goodwill                                           341,780    325,305
Other assets                                        29,509     32,662
                                                 ---------- ----------
Total assets                                    $1,557,529 $1,369,424
                                                 ========== ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $140,323    $98,438
 Accrued expenses                                   59,116     53,265
 Wages and related accruals                         42,803     22,696
 Deferred income taxes                               6,025      6,025
 Current maturities of long-term debt               46,400     22,400
                                                 ---------- ----------
Total current liabilities                          294,667    202,824
Long-term debt                                     380,850    469,250
Deferred income taxes                               43,924     40,349
Minority interest                                   15,536      9,382
Commitments                                             --         --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                           --         --
 Common stock, no par value:
     Authorized shares -- 100,000,000
     Issued and outstanding shares 32,669,967
       and 32,225,872 at December 31, 2004 and
       2003, respectively, stated capital          313,953    303,587
 Retained earnings                                 508,147    344,962
 Accumulated comprehensive income (loss)               452       (930)
                                                 ---------- ----------
Total shareholders' equity                         822,552    647,619
                                                 ---------- ----------
Total liabilities and shareholders' equity      $1,557,529 $1,369,424
                                                 ========== ==========


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)


                             Three Months Ended   Twelve Months Ended
                                December 31,          December 31,
                              2004       2003       2004       2003
                              ----       ----       ----       ----

Net sales                   $742,819   $485,194 $2,943,034 $1,882,933
Other income, net              1,792        548      4,168      2,837
                          ---------- ---------- ---------- ----------
                             744,611    485,742  2,947,202  1,885,770

Costs and expenses:
 Cost of sales (exclusive
  of depreciation and
   amortization shown below) 541,452    352,308  2,110,848  1,372,310
 Warehouse, delivery,
  selling, general and
    administrative           123,611    100,699    483,887    395,927
 Depreciation and
  amortization                11,481     10,711     44,627     36,870
 Interest expense              6,874      7,666     28,690     26,745
                          ---------- ---------- ---------- ----------
                             683,418    471,384  2,668,052  1,831,852
Income before minority
 interest and income taxes    61,193     14,358    279,150     53,918
Minority interest               (284)       405     (9,182)       938
                          ---------- ---------- ---------- ----------
Income from continuing
 operations before
 income taxes                 60,909     14,763    269,968     54,856
Provision for income taxes    17,957      5,077    100,240     20,846
                          ---------- ---------- ---------- ----------
Net income                   $42,952     $9,686   $169,728    $34,010
                          ========== ========== ========== ==========

Earnings per share:
Income from continuing
 operations - diluted          $1.31       $.30      $5.19      $1.07
                          ========== ========== ========== ==========
Weighted average shares
 outstanding -
 diluted                  32,878,774 32,215,680 32,675,379 31,866,334
                          ========== ========== ========== ==========
Income from continuing
 operations - basic            $1.32       $.30      $5.23      $1.07
                          ========== ========== ========== ==========
Weighted average shares
 outstanding  -
 basic                    32,632,453 32,070,996 32,480,101 31,852,842
                          ========== ========== ========== ==========
Cash dividends per share        $.07       $.06       $.26       $.24
                          ========== ========== ========== ==========

                   Reconciliation of EBIT and EBITDA

Income from continuing
 operations before income
 taxes                       $60,909    $14,763   $269,968    $54,856
Interest expense               6,874      7,666     28,690     26,745
                          ---------- ---------- ---------- ----------
EBIT                          67,783     22,429    298,658     81,601
                          ---------- ---------- ---------- ----------
Depreciation expense          10,686      9,896     41,419     34,566
Amortization expense             795        815      3,208      2,304
                          ---------- ---------- ---------- ----------
EBITDA                       $79,264    $33,140   $343,285   $118,471
                          ========== ========== ========== ==========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                   Twelve Months Ended
                                                       December 31,
                                                   -------------------
                                                      2004     2003
                                                   --------- ---------
Operating activities:
Net income                                          $169,728  $34,010
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                        44,627   36,870
 Deferred taxes                                        2,726    8,120
 Gain on sales of machinery and equipment               (660)    (701)
 Minority interest                                     9,182     (938)
 Tax benefit of stock options exercised                1,905    1,406
 Changes in operating assets and liabilities:
   Accounts receivable                              (108,198) (11,641)
   Inventories                                       (61,699)  19,995
   Prepaid expenses and other assets                  (3,584)  (4,517)
   Accounts payable and accrued expenses              67,741   25,216
                                                   --------- ---------
Net cash provided by operating activities            121,768  107,820

Investing activities:
Purchases of property, plant and equipment, net      (35,982) (20,909)
Proceeds from sales of property and equipment          3,281    3,020
Acquisitions of metals service centers, net of cash
 acquired and debt assumed                                -- (245,850)
Purchase of minority interest in foreign subsidiary     (473)      --
Tax reimbursements made related to prior acquisition (16,475)      --
                                                   --------- ---------
Net cash used in investing activities                (49,649)(263,739)

Financing activities:
Proceeds from borrowings                             209,000  299,785
Principal payments on long-term debt and
 short-term borrowings                              (273,400)(152,540)
Payments to minority shareholders                     (1,709)    (378)
Dividends paid                                        (8,448)  (7,643)
Exercise of stock options                             10,130    8,866
Issuance of common stock                                 236      218
                                                   --------- ---------
Net cash (used in) provided by financing activities  (64,191) 148,308
Effect of exchange rate changes on cash                1,565      472
                                                   --------- ---------

Increase (decrease) in cash and cash equivalents       9,493   (7,139)

Cash and cash equivalents at beginning of period       2,166    9,305
                                                   --------- ---------

Cash and cash equivalents at end of period           $11,659   $2,166
                                                   ========= =========

Supplemental cash flow information:
Interest paid during the period                      $28,525  $23,391
Income taxes paid during the period                 $100,589  $10,346



    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com